DYNAMIC VENTURES INC. ANNOUNCES SHARE DIVIDEND


BELLINGHAM , WA, APRIL , 2003 - Dynamic Ventures Inc. (NASD OTCBB: DYVW) (the "Company") announced today that it will effect a 1.7 for 1 forward split of its stock through a point seven (.7) share stock dividend. Whereby for every one share currently owned a shareholder shall receive an additional point seven (.7) share.

The Company will begin trading on a post dividend basis at the open of the market Friday April 11, 2003. The dividend is not a mandatory exchange and it is not necessary for current shareholders to take any action to participate in this dividend.

Safe Harbor statement under the Private Securities Litigation Reform Act of 1995: This release contains forward-looking statements within the meaning of
Section 27A of the Securities Act of 1933 and Section 21B of the Securities Exchange Act of 1934. Any statements that express or involve discussions with respect to predictions, expectations, beliefs, plans, projections, objectives, goals, assumptions or future events or performance are not statements of historical fact may be forward-looking statements. Forward-looking statements are based on expectations, estimates and projections at the time the statements are made that involve a number of risks and uncertainties which could cause actual results or events to differ materially from those presently anticipated.

For additional information please call:

Eric Boehnke
President, Dynamic Ventures Inc.
360-392-3950 (ph)
360-392-3960 (fax)


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